Exhibit 99.1

A leading installer and specialty distributor of insulation and building material products to the North American construction industry.

TopBuild Reports Third Quarter 2021 Results

●
21.3% increase in net sales
●
120 basis point gross margin expansion to 29.6%
●
120 basis point operating margin expansion to 15.8%, 170 basis points on an adjusted basis
●
160 basis point adjusted EBITDA margin expansion to 18.7%

Third Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended September 30, 2020)

Gross margin increased 110 basis points to 27.6%.  On an adjusted basis, gross margin increased 130 basis points to 27.8%

   Operating profit was $80.5 million, compared to operating profit of $76.0 million.  On an adjusted basis, operating profit was $83.5 million, compared to $76.4 million, a 9.3% improvement.

   Net income was $55.5 million, or $1.67 per diluted share, compared to $52.1 million, or $1.51 per diluted share. Adjusted income was $55.7 million, or $1.68 per diluted share, compared to $49.5 million, or $1.43 per diluted share.

✓

Net sales increased 21.3% to $845.8 million, 10.6% on a same branch basis, primarily driven by price and acquisitions.

✓

Gross margin increased 120 basis points to 29.6%.

✓   Operating profit was $133.8 million, compared to operating profit of $101.5 million.  On an adjusted basis, operating profit was $137.4 million, compared to $101.7 million, a 35.2% improvement.

✓   Operating margin increased 120 basis points, and on an adjusted basis expanded 170 basis points to 16.3%.

✓   Net income was $95.4 million, or $2.88 per diluted share, compared to $70.0 million, or $2.11 per diluted share. Adjusted income was $97.7 million, or $2.95 per diluted share, compared to $69.6 million, or $2.10 per diluted share.

“We are pleased with our overall results, particularly in this challenging environment characterized by supply chain disruptions and labor shortages across the entire construction industry. These market imbalances have impacted homebuilders’ ability to meet the continuing strong consumer demand, constraining growth for the entire industry.

“Our teams continue to do an excellent job managing inputs costs and pricing as evidenced by our strong EBITDA margin expansion this quarter.

“Looking ahead, we are confident in the overall fundamentals of our three end-markets; residential, commercial, and industrial, and our ability to leverage our size, scale, and operational excellence to continue to drive profitable growth.”

ROBERT BUCK, PRESIDENT & CEO,

✓	Adjusted EBITDA was $158.2 million, compared to $119.2 million, a 32.8% increase, and adjusted EBITDA margin improved 160 basis points to 18.7%.
✓	At September 30, 2021, the Company had cash and cash equivalents of $327.9 million and availability under its revolving credit facility of $381.9 million for total liquidity of $709.8 million.

NYSE:BLD	November 2, 2021	topbuild.com

Nine Month Financial Highlights

(unless otherwise indicated, comparisons are to nine months ended September 30, 2020)

✓	Net sales increased 21.3% to $2,422.8 million.
✓	Gross margin expanded 100 basis points to 28.5%.
✓	Operating profit was $358.0 million, compared to operating profit of $252.0 million. On an adjusted basis, operating profit was $364.5 million, compared to $255.5 million, a 42.7% improvement.
✓	Operating margin was 14.8% a 220-basis point improvement. On an adjusted basis, operating margin improved 220 basis points to 15.0%.
✓

Net income was $245.7 million, or $7.41 per diluted share, compared to $176.3 million, or $5.29 per diluted share. Adjusted income was $256.4 million, or $7.73 per diluted share, compared to $171.2 million, or $5.14 per diluted share.

✓	Adjusted EBITDA was $423.9 million, compared to $315.3 million, a 34.4% increase. Adjusted EBITDA margin was 17.5%, a 170-basis point improvement.

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended September 30, 2020)

	3 Months Ended 9/30/21	9 Months Ended 9/30/21		3 Months Ended 9/30/21	9 Months Ended 9/30/21
Sales	$612,900	$1,751,278	Sales	$276,398	$801,363
Change			Change
Volume	1.9%	5.7%	Volume	-5.2%	7.1%
Price	8.4%	4.9%	Price	16.5%	10.4%
M&A	14.3%	11.5%	M&A	1.9%	1.3%
Total Change	24.5%	22.1%	Total Change	13.2%	18.8%
Operating Margin	17.1%	15.9%	Operating Margin	17.1%	15.6%
Change	20 bps	100 bps	Change	370 bps	350 bps
Adj. Operating Margin	17.2%	16.0%	Adj. Operating Margin	17.1%	15.7%
Change	20 bps	100 bps	Change	370 bps	350 bps

Capital Allocation

Acquisitions

NYSE:BLD	November 2, 2021	topbuild.com

I = Installation

D = Distribution

Share repurchases

In the third quarter of 2021, the Company repurchased 60,105 shares at an average price of $191.64 per share.  Year-to-date the Company has repurchased 183,136 shares as an average price of $194.15 per share.

2021 Outlook

Sales and Adjusted EBITDA Guidance (1)

($ in millions)

(1) See table for adjusted EBITDA reconciliation.

“Acquisitions continue to be our number one capital allocation priority and our acquisition of Distribution International has further enhanced our robust M&A pipeline focused on three end-markets; residential, commercial, and industrial.

“Over the past six years, we have put together a disciplined team to source and integrate deals, and during this timeframe have put almost $2 billion of capital to work for our shareholders.”

ROBERT BUCK, PRESIDENT & CEO,

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss third quarter 2021 financial results is scheduled for today, Tuesday, November 2, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (877) 407-9037.  The conference call will be webcast simultaneously on the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and specialty distributor of insulation and building material products to the North American construction industry. We provide insulation solutions and building material installation services through TruTeam which has approximately 235 branches.  We distribute building insulation and building product materials for the residential and commercial end-markets through Service Partners and mechanical insulation and other specialty products for the commercial and industrial end-markets through Distribution International.  Our specialty distribution network encompasses 175 branches.  To learn more about TopBuild please visit our website at www.topbuild.com.

NYSE:BLD	November 2, 2021	topbuild.com

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website at www.topbuild.com.

Safe Harbor Statement

Statements contained herein reflect our views about future periods, including our future plans and performance, constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against unduly relying on any of these forward-looking statements.  Our future performance may be affected by the duration and impact of the COVID-19 pandemic on the United States economy, specifically with respect to residential and commercial construction; our ability to continue operations in markets affected by the COVID-19 pandemic and our ability to collect receivables from our customers; our reliance on residential new construction, residential repair/remodel, and commercial construction; our reliance on third-party suppliers and manufacturers; our ability to attract, develop, and retain talented personnel and our sales and labor force; our ability to maintain consistent practices across our locations; and our ability to maintain our competitive position.  We discuss the material risks we face under the caption entitled “Risk Factors” in our Annual Report for the year ended December 31, 2020, as filed with the SEC in February 2021, as well as under the caption entitled “Risk Factors” in subsequent reports that we file with the SEC.  Our forward-looking statements in this filing speak only as of the date of this filing.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise.  The Company believes that the non-GAAP performance measures and ratios that are contained herein, which management uses to manage our business, provide users of this financial information with additional meaningful comparisons between current results and results in our prior periods. Non-GAAP performance measures and ratios should be viewed in addition, and not as an alternative, to the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company's filings with the SEC and is available on TopBuild's website at www.topbuild.com.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

(tables follow)

NYSE:BLD	November 2, 2021	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$845,757	$697,223	$2,422,810	$1,996,551
Cost of sales	595,466	498,895	1,731,581	1,448,210
Gross profit	250,291	198,328	691,229	548,341

Selling, general, and administrative expense	116,485	96,805	333,252	296,372
Operating profit	133,806	101,523	357,977	251,969

Other income (expense), net:
Interest expense	(5,503)	(7,692)	(18,210)	(24,711)
Loss on extinguishment of debt	—	—	(13,862)	(233)
Other, net	66	86	210	648
Other expense, net	(5,437)	(7,606)	(31,862)	(24,296)
Income before income taxes	128,369	93,917	326,115	227,673

Income tax expense	(32,934)	(23,921)	(80,457)	(51,407)
Net income	$95,435	$69,996	$245,658	$176,266

Net income per common share:
Basic	$2.91	$2.13	$7.49	$5.35
Diluted	$2.88	$2.11	$7.41	$5.29

Weighted average shares outstanding:
Basic	32,763,311	32,847,652	32,818,145	32,960,969
Diluted	33,088,680	33,210,545	33,155,995	33,337,259

NYSE:BLD	November 2, 2021	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$327,906	$330,007
Receivables, net of an allowance for credit losses of $8,856 at September 30, 2021, and $6,926 at December 31, 2020	516,941	427,340
Inventories, net	202,018	161,369
Prepaid expenses and other current assets	21,240	17,689
Total current assets	1,068,105	936,405

Right of use assets	104,047	83,490
Property and equipment, net	203,530	180,053
Goodwill	1,496,737	1,410,685
Other intangible assets, net	234,872	190,605
Deferred tax assets, net	2,751	2,728
Other assets	10,646	11,317
Total assets	$3,120,688	$2,815,283

LIABILITIES
Current liabilities:
Accounts payable	$382,932	$331,710
Current portion of long-term debt	23,557	23,326
Accrued liabilities	141,261	107,949
Short-term lease liabilities	37,048	33,492
Total current liabilities	584,798	496,477

Long-term debt	675,567	683,396
Deferred tax liabilities, net	166,240	168,568
Long-term portion of insurance reserves	47,775	50,657
Long-term lease liabilities	71,290	53,749
Other liabilities	13,307	13,642
Total liabilities	1,558,977	1,466,489

EQUITY	1,561,711	1,348,794
Total liabilities and equity	$3,120,688	$2,815,283

	As of September 30,
	2021	2020
Other Financial Data
Receivable days	45	48
Inventory days	33	27
Accounts payable days	75	81
Receivables, net plus inventories, net less accounts payable	$336,027	$267,369
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM) †	10.3%	10.1%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	November 2, 2021	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash Flows Provided by (Used in) Operating Activities:
Net income	$245,658	$176,266
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,005	47,527
Share-based compensation	8,375	12,159
Loss on extinguishment of debt	13,862	233
Loss on sale or abandonment of property and equipment	1,410	290
Amortization of debt issuance costs	1,352	1,103
Provision for bad debt expense	5,215	5,625
Loss from inventory obsolescence	1,667	1,908
Deferred income taxes, net	(1,661)	(709)
Change in certain assets and liabilities
Receivables, net	(62,257)	(13,645)
Inventories, net	(30,115)	4,759
Prepaid expenses and other current assets	(2,984)	(14,989)
Accounts payable	47,907	2,152
Accrued liabilities	30,397	33,436
Payment of contingent consideration	(22)	(413)
Other, net	(304)	21
Net cash provided by operating activities	309,505	255,723

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(42,320)	(27,206)
Acquisition of businesses	(205,028)	(21,450)
Proceeds from sale of property and equipment	298	2,332
Net cash used in investing activities	(247,050)	(46,324)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	411,250	300,000
Repayment of long-term debt	(427,563)	(319,168)
Payment of debt issuance costs	(6,500)	(2,280)
Taxes withheld and paid on employees' equity awards	(11,511)	(14,781)
Exercise of stock options	5,952	1,438
Repurchase of shares of common stock	(35,556)	(43,149)
Payment of contingent consideration	(628)	(928)
Net cash used in financing activities	(64,556)	(78,868)

Cash and Cash Equivalents
(Decrease) increase for the period	(2,101)	130,531
Beginning of period	330,007	184,807
End of period	$327,906	$315,338

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$51,190	$27,098
Accruals for property and equipment	580	278

NYSE:BLD	November 2, 2021	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
TruTeam
Sales	$612,900	$492,206	24.5%	$1,751,278	$1,434,648	22.1%

Operating profit, as reported	$105,046	$83,142		$277,748	$213,136
Operating margin, as reported	17.1%	16.9%		15.9%	14.9%

Rationalization charges	—	9		—	866
Acquisition related costs	171	—		1,283	4
COVID-19 pay	—	278		605	916
Operating profit, as adjusted	$105,217	$83,429		$279,636	$214,922
Operating margin, as adjusted	17.2%	17.0%		16.0%	15.0%

Service Partners
Sales	$276,398	$244,113	13.2%	$801,363	$674,672	18.8%

Operating profit, as reported	$47,162	$32,787		$125,403	$81,612
Operating margin, as reported	17.1%	13.4%		15.6%	12.1%

Rationalization charges	—	(161)		—	783
COVID-19 pay	—	15		54	70
Operating profit, as adjusted	$47,162	$32,641		$125,457	$82,464
Operating margin, as adjusted	17.1%	13.4%		15.7%	12.2%

Total
Sales before eliminations	$889,298	$736,319		$2,552,641	$2,109,320
Intercompany eliminations	(43,541)	(39,096)		(129,831)	(112,769)
Net sales after eliminations	$845,757	$697,223	21.3%	$2,422,810	$1,996,551	21.3%

Operating profit, as reported - segments	$152,208	$115,929		$403,151	$294,748
General corporate expense, net	(10,812)	(8,032)		(24,124)	(24,610)
Intercompany eliminations	(7,590)	(6,374)		(21,050)	(18,169)
Operating profit, as reported	$133,806	$101,523		$357,977	$251,969
Operating margin, as reported	15.8%	14.6%		14.8%	12.6%

Rationalization charges	—	(274)		16	2,102
Acquisition related costs †	3,634	142		5,844	338
Refinancing costs	—	—		—	57
COVID-19 pay	—	293		659	984
Operating profit, as adjusted	$137,440	$101,684		$364,496	$255,450
Operating margin, as adjusted	16.3%	14.6%		15.0%	12.8%

Share-based compensation	2,998	3,280		8,375	12,317
Depreciation and amortization	17,784	14,216		51,005	47,527
EBITDA, as adjusted	$158,222	$119,180		$423,876	$315,294
EBITDA margin, as adjusted	18.7%	17.1%		17.5%	15.8%

Sales change period over period	148,534			426,259
EBITDA, as adjusted, change period over period	39,042			108,582
Incremental EBITDA, as adjusted, as a percentage of change in sales	22.4%			25.0%

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	November 2, 2021	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Gross Profit and Operating Profit Reconciliations

Net sales	$845,757	$697,223	$2,422,810	$1,996,551

Gross profit, as reported	$250,291	$198,328	$691,229	$548,341

Rationalization charges	—	(63)	—	1,016
COVID-19 pay	-	273	592	755
Gross profit, as adjusted	$250,291	$198,538	$691,821	$550,111

Gross margin, as reported	29.6%	28.4%	28.5%	27.5%
Gross margin, as adjusted	29.6%	28.5%	28.6%	27.6%

Operating profit, as reported	$133,806	$101,523	$357,977	$251,969

Rationalization charges	—	(274)	16	2,102
Acquisition related costs	3,634	142	5,844	338
Refinancing costs	—	—	—	57
COVID-19 pay	-	293	659	984
Operating profit, as adjusted	$137,440	$101,684	$364,496	$255,450

Operating margin, as reported	15.8%	14.6%	14.8%	12.6%
Operating margin, as adjusted	16.3%	14.6%	15.0%	12.8%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$128,369	$93,917	$326,115	$227,673

Rationalization charges	—	(274)	16	2,102
Acquisition related costs	3,634	142	5,844	338
Refinancing costs and loss on extinguishment of debt	—	—	13,862	290
COVID-19 pay	-	293	659	984
Income before income taxes, as adjusted	132,003	94,078	346,496	231,387

Tax rate at 26.0%	(34,321)	(24,460)	(90,089)	(60,161)
Income, as adjusted	$97,682	$69,618	$256,407	$171,226

Income per common share, as adjusted	$2.95	$2.10	$7.73	$5.14

Weighted average diluted common shares outstanding	33,088,680	33,210,545	33,155,995	33,337,259

NYSE:BLD	November 2, 2021	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales
Same branch:
TruTeam	$542,679	$492,206	$1,586,336	$1,434,648
Service Partners	271,760	244,113	792,834	674,672
Eliminations	(43,206)	(39,096)	(128,511)	(112,769)
Total same branch	771,233	697,223	2,250,659	1,996,551

Acquisitions (a):
TruTeam	$70,221	$—	$164,942	$—
Service Partners	4,638	—	8,529	—
Eliminations	(335)	—	(1,320)	—
Total acquisitions	74,524	—	172,151	—
Total	$845,757	$697,223	$2,422,810	$1,996,551

EBITDA, as adjusted
Same branch	$146,774	$119,180	$400,328	$315,294
Acquisitions (a)	11,448	—	23,548	—
Total	$158,222	$119,180	$423,876	$315,294

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	19.0%		17.8%
Acquisitions (c)	15.4%		13.7%
Total (d)	18.7%	17.1%	17.5%	15.8%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (e)	37.3%		33.5%
Acquisitions (c)	15.4%		13.7%
Total (f)	26.3%		25.5%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch EBITDA, as adjusted, as a percentage of same branch sales

(c) Acquired EBITDA, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NYSE:BLD	November 2, 2021	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales by Market (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Same branch:
Residential	$610,377	$545,688	$1,761,630	$1,557,954
Commercial	160,856	151,535	489,029	438,597
Same branch net sales	771,233	697,223	2,250,659	1,996,551

Acquisitions (a):
Residential	$62,050	$—	$140,190	$—
Commercial	12,474	—	31,961	—
Acquisitions net sales	74,524	—	172,151	—
Total net sales	$845,757	$697,223	$2,422,810	$1,996,551

(a) Represents current year impact of acquisitions in their first twelve months

NYSE:BLD	November 2, 2021	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve Months Ended
	2021	2020	2021	2020	September 30, 2021
Net income, as reported	$95,435	$69,996	$245,658	$176,266	$316,415
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	5,437	7,606	18,000	24,063	25,660
Income tax expense	32,934	23,921	80,457	51,407	105,117
Depreciation and amortization	17,784	14,216	51,005	47,527	65,888
Share-based compensation	2,998	3,280	8,375	12,317	10,968
Rationalization charges	—	(274)	16	2,102	12
Acquisition related costs	3,634	142	5,844	338	6,362
Refinancing costs and loss on extinguishment of debt	—	—	13,862	290	13,862
COVID-19 pay	—	293	659	984	1,043
EBITDA, as adjusted	$158,222	$119,180	$423,876	$315,294	$545,327

Proforma acquisition EBITDA (a)					105,148
Proforma combined EBITDA, as adjusted					$650,475

Net Debt Calculation

Long-term debt, gross					$711,694
Acquisition debt (b)					807,500
Total long-term debt, gross					$1,519,194

Cash and cash equivalents					$327,906
Acquisition cash, net (c)					(243,746)
Total cash and cash equivalents					$84,160

Net debt, total					$1,435,034

(a)	Represents the trailing twelve months proforma impact of acquisitions completed through the date of this release.
(b)	Represents the trailing twelve months proforma impact of debt incurred to fund acquisitions through the date of this release.
(c)	Represents the trailing twelve months proforma impact of cash used to fund acquisitions through the date of this release.

NYSE:BLD	November 2, 2021	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2020	2021			Trailing Twelve Months Ended
	Q4	Q1	Q2	Q3	September 30, 2021
Net Sales	$721,487	$742,798	$834,255	$845,757	$3,144,297
Acquisitions proforma adjustment †	57,830	46,727	4,731	1,336	110,624
Net sales, acquisition adjusted	$779,317	$789,525	$838,986	$847,093	$3,254,921

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	November 2, 2021	topbuild.com

TopBuild Corp.

2021 Estimated Adjusted EBITDA Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2021
	Low	High
Estimated net income	$273.0	$308.7
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	29.8	27.8
Income tax expense	95.8	108.4
Depreciation and amortization	80.6	78.5
Share-based compensation	11.8	10.8
Rationalization charges	0.9	0.7
Acquisition related costs	18.2	16.2
Refinancing costs and loss on extinguishment of debt	14.9	13.9
Acquisition purchase accounting, including inventory step-up	60.0	40.0
Estimated EBITDA, as adjusted	$585.0	$605.0

NYSE:BLD	November 2, 2021	topbuild.com